EXHIBIT 4.7

                                  METALINK LTD.

                    INTERNATIONAL EMPLOYEE STOCK OPTION PLAN

                               A. NAME AND PURPOSE

     1. NAME AND PURPOSE: This Plan, as amended from time to time, shall be known as the "Metalink International Employee Stock Option Plan" (the "Plan"). The purpose and intent of the Plan is to provide incentives to officers, employees and consultants of Metalink Inc. (the "Company"), the United States subsidiary of Metalink Ltd. (the "Parent"), by providing them with opportunities to purchase Ordinary Shares, nominal value 0.10 New Israeli Shekels each (the "Shares"), of the Parent.

     2. DEFINITIONS:

          2.1 "Code" means the Internal Revenue Code of 1986, as amended.

          2.2 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code.

          2.3 "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

          2.4 "Ten-Percent Stockholder" means an eligible Grantee (as determined in accordance with Section 4 hereof), who, at the time an Incentive Stock Option is to be granted to such eligible Grantee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a parent or a subsidiary within the meaning of Sections 424(e) and 424(f), respectively, of the Code.

                   B. GENERAL TERMS AND CONDITIONS OF THE PLAN

     3. ADMINISTRATION:

          3.1 The Plan will be administered by the Board of Directors of the Parent (the "Board") or by a committee appointed by the Board (the "Committee"), which, if appointed, will consist of such number of directors of the Parent as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

          3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.


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          3.3 Subject to the general terms and conditions of this Plan, the
     Committee shall have the full authority in its sole and absolute discretion, from time to time and at any time, (a) to determine (i) the persons ("Grantees") to whom options to purchase Shares ("Option(s)") shall be granted, (ii) the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the price, vesting schedule and conditions, including performance conditions (INTER ALIA, of the Grantee or the Company's share), if applicable, on which such Options may be exercised, and/or on which such Shares shall be paid for, and/or on which RSUs (as defined in Section 13 below) shall vest; and (b) to interpret or construe the Plan or make determinations with respect to any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Option to be granted to each Grantee, the Committee may consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Parent or by the Company.

          3.4 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

          3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board, in which event the Board's determination shall be final and conclusive.

     4. ELIGIBLE GRANTEES: The Committee, in its discretion, may grant Options to any officer, director or consultant of the Company; provided that Incentive Stock Options shall be granted only to employees of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Options to Directors and Office Holders -- "Nosei Misra" -- as such term is defined in the Israeli Companies Ordinance (New Version), 1983, as amended from time to time (the "Companies Ordinance") -- shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance. The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other stock option plan of the Parent.

     5. GRANT OF OPTIONS AND ISSUANCE OF SHARES: Subject to any applicable law, the effective date of the grant of an Option (the "Date of Grant") shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice of the grant of an Option, and the Grantee shall execute an agreement evidencing such grant and the rights and obligations of the Grantee and the Company with respect to such Option Agreement (the "Option Agreement").

     6. RESERVED SHARES: The Parent will reserve such number of authorized but unissued Shares for purposes of the Plan, as shall be determined from time to time by the committee, subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.


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     7. GRANT OF OPTIONS:

          7.1 The Committee in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan. Options may be granted at any time after the approval of the Plan.

          7.2 The Notice of Grant shall state, inter alia, the number of Shares covered thereby, the dates when the Option may be exercised, the exercise price, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

          7.3 Without derogating from the rights and powers of the Committee under Section 7.2 hereof, unless otherwise specified in the Notice of Grant
     (a) No Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted (5 years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); and (b) no Nonqualified Stock Option shall be exercisable after the expiration of 10 years and 1 day from the date it is granted. The Committee may, subsequent to the granting of any option, extend the term hereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence; and (c) the vesting of the Options and the entitlement to exercise the vested Options shall be according to the following:

               (a) Subject to the provisions contained in Subsection[s] (i) [and
          (ii)] below, each Grantee will be entitled to exercise 20% of the Options granted to him on each of the first, second, third, fourth and fifth anniversary from the Date of Vesting Commencement (the "DATE OF VESTING COMMENCEMENT" for the purpose of this Plan means the Date of Grant or any other date determined by the Board for a given grant of Options), such that the Options shall be fully vested on the first business day following the passing of five (5) years from the Date of Vesting Commencement. THE VESTING OF THE OPTIONS GRANTED TO EACH GRANTEE WILL BE ACCORDING AND SUBJECT TO THE FOLLOWING:

                    (I) IN THE EVENT THAT THE EMPLOYMENT OF THE GRANTEE IS
               TERMINATED BY THE COMPANY OR THE GRANTEE DECIDES TO TERMINATE HIS EMPLOYMENT WITH THE COMPANY BEFORE THE EXPIRY OF TWELVE (12) MONTHS FROM THE DATE OF VESTING COMMENCEMENT, THE GRANTEE WILL NOT BE ENTITLED TO EXERCISE ANY OF THE OPTIONS GRANTED TO SUCH GRANTEE AND THEY SHALL EXPIRE AND CEASE TO HAVE ANY LEGAL EFFECT.

                    (II) IN THE EVENT THAT THE EMPLOYMENT OF THE GRANTEE IS
               TERMINATED BY THE COMPANY OR BY THE GRANTEE AFTER THE EXPIRY OF TWELVE (12) MONTHS FROM THE DATE OF VESTING COMMENCEMENT BUT BEFORE THE EXPIRY OF SIXTY (60) MONTHS FROM THE DATE OF VESTING COMMENCEMENT, THE GRANTEE WILL BE ENTITLED TO EXERCISE OPTIONS OF THE COMPANY GRANTED TO HIM ACCORDING TO A RATIO OF 20% OF THE NUMBER OF OPTIONS GRANTED TO SUCH GRANTEE FOR EACH FULL YEAR THAT THE GRANTEE HAS BEEN EMPLOYED BY THE COMPANY, AS OF THE DATE OF VESTING COMMENCEMENT AND UNTIL THE DATE OF THE TERMINATION OF EMPLOYER-EMPLOYEE RELATIONS. ALL OPTIONS NOT VESTED BY THE DATE OF SUCH TERMINATION OF EMPLOYER-EMPLOYEE RELATIONS, SHALL EXPIRE IMMEDIATELY UPON SUCH TERMINATION AND HAVE NO FURTHER EFFECT.


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               (B) AFTER SIXTY (60) MONTHS FROM THE DATE OF VESTING
          COMMENCEMENT, THE GRANTEE WILL BE ENTITLED TO EXERCISE ALL THE OPTIONS GRANTED TO HIM UNTIL THE EXPIRATION OF TEN (10) YEARS FROM THE DATE OF THE ISSUANCE OF THE OPTIONS. ALL OPTIONS NOT EXERCISED BY SUCH TIME SHALL EXPIRE IMMEDIATELY.

          7.4 Vesting of Options granted hereunder will continue only during periods when the employer-employee or other service-provider relationship exists between the Company and the Grantee. For the purposes of this paragraph 7.4, the employer-employee or other service-provider relationship will not be deemed to exist with regard to periods during which the Grantee is on an unpaid leave of absence from the Company.

          7.5 In the event the Grantee changes from a full time to a part time job his/her number of unvested options will be reduced in accordance with the new time definition of the job.

     8. EXERCISE PRICE: The exercise price per Share covered by each Option shall be determined by the Committee in its sole discretion; provided, however:

          8.1 In the case of an Incentive Stock Option granted to any Eligible Grantee other than a Ten-Percent Stockholder, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

          8.2 In the case of a Nonqualified Stock Option granted to any Grantee other than a Ten-Percent Stockholder, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of the grant.

          8.3 In the case of an Incentive Stock Option granted to any Ten-Percent Stockholder, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of the grant.

          8.4 In no event shall the exercise price of an Option be less than the nominal value of the Shares into which such Option is exercisable.

          8.5 Subject to the foregoing, the Committee may reduce the exercise price of any outstanding Nonqualified Stock Option. In the event of such amendment, the Date of Grant of such Option shall thereafter be considered to be the date of such amendment; PROVIDED, HOWEVER, that, for purposes of vesting, the Option shall continue to be exercisable based on the terms set forth in the original Option Agreement.

          8.6 For the purposes hereof, "Fair Market Value" means the fair market value of the Shares as determined by the Committee; PROVIDED, HOWEVER, that
     (i) if the Shares are admitted to trading on a national securities exchange in the United States, Fair Market Value on any date shall 4be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on a Nasdaq National Market, Fair Market Value on any date shall be the last sale price reported for the Shares in such market on such date or on the last day preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on a Nasadaq National Market, Fair Market Value on any date shall be the average of the closing bid and closing asked prices of the Shares in such market on such date.


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          8.7 Notwithstanding any other provision of the Plan to the contrary, the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted to a Grantee by the Parent or any parent or subsidiary of the Parent are exercisable for the first time shall not exceed $100,000 in any calendar year; PROVIDED, HOWEVER, that any Option designated as an Incentive Stock Option under the Plan or any portion thereof that exceeds the foregoing limit or that is otherwise disqualified as an incentive stock option by operation of Section 422(d) or any other provision of the Code, shall be treated as a Nonqualified Stock Option for purposes of the Plan.

     9. EXERCISE OF OPTIONS:

          9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan and the Option Agreement.

          9.2 The exercise of an Option shall be made by a written notice of exercise (the "Notice of Exercise") delivered by the Grantee to the Parent at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time. An Option may be exercised in whole or in part to the extent exercisable under the Plan and Option Agreement.

          9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of Sections 7 or 10 hereof, if any Option has not been exercised and the Shares covered thereby have not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Option Agreement), such Option and the right to acquire such Shares shall terminate, and all interests and rights of the Grantee in and to the same shall ipso facto expire.

          9.4 Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a cashier's check payable to the order of the Parent, or any other method of payment acceptable to the Parent.

     10. TERMINATION OF EMPLOYMENT:

          10.1 In the event that a Grantee ceases, for any reason, to be employed by the Company, all Options theretofore granted to such Grantee shall terminate as follows:

               (a) All Options which are not vested at the time of the cessation of employment shall terminate immediately.

               (b) If the Grantee ceases to be employed by reason of such Grantee's death or "Disability" (as hereinafter defined), the Grantee's Options (to the extent exercisable at the time of the Grantee's cessation of employment) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until (i) ninety (90) days from the cessation of the Grantee's employment, but in no event after the expiration date of such Option), and shall thereafter terminate. For purposes hereof, "Disability" shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.


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               (c) If the Grantee ceases to be employed for any other reason, the Grantee's Options (to the extent exercisable at the time of the Grantee's cessation of employment) shall be exercisable at any time until (i) ninety (90) days from the cessation of the Grantee's employment, but in no event after the expiration date of such Option), and shall thereafter terminate; PROVIDED, HOWEVER, that, if the Grantee dies within such period, the Grantee's Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until the later of (i) the end of such period or (ii) thirty (30) days after the date of the Grantee's death (but in no event after the expiration date of such Option), and shall thereafter terminate.

               (d) Notwithstanding the aforesaid in Section 10.1(c) above, if the Grantee's termination of employment is because (i) of a breach of the Grantee's fiduciary duties towards the Company, (ii) of a breach of the Grantee's duty of care towards the Company, (iii) the Grantee has committed any flagrant criminal offense, (iv) the Grantee has committed a fraudulent act towards the Company, or (v) the Grantee caused intentionally, by act or omission, any financial damage to the Company, of the Grantee's Options (whether vested or not) shall IPSO FACTO expire immediately and be of no legal effect.

          10.2 Whether the cessation of employment of a particular Grantee is for reason of "Disability" for the purposes of paragraph 10.1(b) hereof, or is a termination of employment other than by reason of such Disability, or is for reasons as set forth in paragraph 10.1(d) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

          10.3 Notwithstanding the foregoing provisions of Section 10.1, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 10.1, but in no event beyond the term of the Option.

          10.4 A Grantee who leaves the company can exercise his/her vested options no later than 90 days from the cessation date; otherwise the options will expire.

     11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

          11.1 Subject to any required action by the shareholders of the Parent, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Parent; PROVIDED, HOWEVER, that conversion of any convertible securities of the Parent shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made in the sole and absolute discretion of the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Parent of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.


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          11.2 Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          11.3 In the event of the proposed dissolution or liquidation of the Parent, the Committee shall notify each Grantee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option will terminate immediately prior to the consummation of such proposed action.

          11.4 If upon a merger, consolidation, reorganization, recapitalization or the like of the Parent with or into another corporation, the shares of the Parent shall be exchanged for other securities of a successor corporation or a parent or subsidiary of such successor corporation (the "Successor Entity"), then, each Option shall, at the sole and absolute discretion of the Committee, either:

               (a) Be substituted for options to purchase shares of either the Parent or Successor Entity, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange; or

               (b) Be assumed by the Successor Entity such that the Employee may exercise the Options for such number of shares of either the Parent or Successor Entity or amount of other securities thereof, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange.

     12. NON-TRANSFERABILITY: No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

     13. Restricted Stock Units:

          13.1 Subject to the sole and absolute discretion and determination of the Committee, the Committee may decide to grant under this Plan, in addition to, or instead of, any grant of Options, Restricted Stock Unit(s) ("RSU(s)"). RSU is a right to receive a Share of the Company, under certain provision, for a consideration of no more than the underlying Share's nominal value. In addition, upon the lapse of the vesting period of an RSU, such RSU shall automatically vest into an Exercised Share (for the purpose of this section, "EXERCISED SHARE" means Share received upon vesting of
     RSUs) of the Company and the Grantee shall pay to the Company its nominal value as a precondition to any receipt of such Share.


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          13.2 Unless determined otherwise by the Committee, in the event of a cessation of employment, all RSUs theretofore granted to such Grantee when such Grantee was an employee, director, service provider, consultant or constructor of the Company, as the case may be, that are not vested on the date of cessation, shall terminate immediately and have no legal effect.


               Notwithstanding the foregoing provisions of this Section 13, the Committee shall have the discretion, exercisable either at the time an RSU is granted or thereafter, to permit an unvested RSU to continue to vest into an Exercised Share, during the applicable vesting period even following the date of cessation, with respect to one or more additional installments in which the Grantee would have vested under the RSU had the Grantee continued in the employ or service of the Company.

               Notwithstanding the foregoing provisions of this Section 13, and for the avoidance of doubt, unless determined otherwise by the Committee, the transfer of a Grantee from the employ or service of the Company to the employ or service of an affiliate, or from the employ or service of an affiliate to the employ or service of the Company or another affiliate, shall not be deemed a termination of employment or service for purposes hereof.

          13.3 All other terms and conditions of this Plan applicable to Options, shall apply to RSUs MUTATIS MUTANDIS, and, for the purpose of reading and interpreting this Plan, the term Option(s) shall be substituted by the term RSU, as applicable.

     14. TERM AND AMENDMENT OF THE PLAN:

          14.1 The Plan shall expire on April 27, 2008 (except as to Options outstanding on that date).

          14.2 Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action to amend or terminate the Plan of the Parent alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

     15. TAX CONSEQUENCES: All taxes payable by reason of the grant or exercise of any Option, the payment for, or the subsequent disposition of, Shares covered thereby or any other event or act (of the Parent, the Company or the Grantee) hereunder, shall be paid solely by the Grantee, and the Grantee shall indemnify the Company and the Parent and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

     16. RESTRICTED STOCK: Unless heretofore registered under the Securities Act of 1933 and the regulations promulgated hereunder (the "Act"), the Shares issuable upon exercise of the Options granted herein will be "restricted securities" and may not be resold absent registration under the Act or an available exemption thereunder. In the event that an owner of restricted Shares issued pursuant to this Plan effects a sale or transfer of such Shares under an available exemption under the Act, such owner shall, before effecting such sale or transfer, (i) notify the Parent in writing of the proposed disposition and the name of the proposed transferees, (ii) furnish the Parent with an opinion of counsel satisfactory in form and content to the Parent, and (iii) furnish the Parent with an agreement in writing from the transferee pursuant to which such transferee agrees to be bound by the provisions contained herein and in the Option Agreement, or (iv) the Parent shall have waived, expressly and in writing, its rights under clauses (i), (ii) and (iii) of this subsection.


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     17. MISCELLANEOUS:

          17.1 CONTINUANCE OF EMPLOYMENT: Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company or the Parent to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or the Parent, or restrict the right of the Company or the Parent to terminate such employment at any time.

          17.2 GOVERNING LAW; REGULATIONS AND APPROVALS:

               17.2.1 The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

               17.2.2 The obligation of the Parent to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

               17.2.3 Subject to Section 9, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Options granted as Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

               17.2.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee.

          17.3 APPLICATION OF FUNDS: The proceeds received by the Parent from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Parent.

          17.4 MULTIPLE AGREEMENTS: The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Option Agreement or multiple Option Agreements, as determined by the Committee.


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          17.5 NON-EXCLUSIVITY OF THE PLAN: The adoption of the Plan by the
     Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          17.6 WITHHOLDING OF TAXES: In order to ensure compliance by a Grantee with Section 14, the Parent and the Company shall have the right to deduct from any payment of cash to any such Grantee an amount equal to the income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if a Grantee is entitled to receive Shares upon exercise of an Option, the Parent and the Company shall have the right to require such Grantee, prior to the delivery of such Shares, to pay to the Parent and the Company the aggregate amount of any income taxes and other amounts that the Parent and the Company are required by law to withhold. With respect to any Incentive Stock Options granted under this Plan, if the Grantee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Grantee pursuant to such Grantee's exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of issuance of the Share or Shares to the Grantee pursuant to the exercise of such Option, such Grantee shall, within ten
     (10) days of such disposition, notify the Parent and the Company thereof and thereafter immediately deliver to the Parent and the Company the aggregate amount of income taxes and other amounts that the Parent and the Company inform the Grantee are required to be withheld.

          17.7 Any Grantee who is relocated to any subsidiary of Metalink Ltd. (the "SUBSIDIARY") or relocated from a Subsidiary to Metalink Ltd. - shall be entitled to continue vesting the options granted previously with no change in any of the option terms, including but not limited, to the vesting schedule and the grant price


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